Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 25, 2009 in this Registration Statement on Form S-1 relating to the financial statements of Superior Silver Mines, Inc.  We also consent to the reference to us under the caption “Experts” in such Registration Statement.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

October 15, 2009

10/15/2009